Exhibit 10.5.2

RHYTHM PHARMACEUTICALS, INC.
2022 EMPLOYMENT INDUCEMENT PLAN

Restricted Stock Unit Agreement

This Restricted Stock Unit Agreement (this “Agreement”), dated as of ______________, 20__ (the “Date of Grant”), is between Rhythm Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (the “Company”) and ___________ (the “Participant”).  Capitalized terms used in this Agreement without definition shall have the respective meaning ascribed to such capitalized terms in the Rhythm Pharmaceuticals, Inc. 2022 Employment Inducement Plan (as the same may be amended from time to time, the “Plan”).

1.Grant of Restricted Stock Units.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant ______ Restricted Stock Units, subject to the restrictions set forth below and in the Plan (the “Stock Units”).  Each Stock Unit represents the right of the Participant to receive a share of common stock of the Company (“Stock”), an amount of cash based on the value of a share of Stock, or any combination of the foregoing, as determined by the Committee, if and when the specified conditions are met in Section 4 below, and on the applicable settlement date set forth in Section 6 below.
2.No Rights Prior to Settlement.  Stock Units represent hypothetical shares of Stock, and not actual shares of Stock.  No shares of Stock shall be issued to the Participant at the time the grant of the Stock Units is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units.  The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award.
3.Employment Inducement Award.  The Stock Units are intended to constitute an “employment inducement award” under NASDAQ Rule 5635(c)(4) that is exempt from the requirements of stockholder approval of equity compensation plans under NASDAQ Rule 5635(c)(4).  This Agreement and the terms and conditions of the Stock Units will be interpreted consistent with such intent.
4.Vesting.
a)As of the date of this Agreement, all of the Stock Units shall be unvested and subject to a Risk of Forfeiture pursuant to Section 5 below.
b)Subject to the terms of this Section 4, the Stock Units shall vest ratably in a series of four (4) equal annual installments, with the first of such annual installments becoming vested on the first anniversary of the Date of Grant and an additional annual installment becoming vested on that day of each year thereafter until the Stock Units have become fully vested, provided that the Participant continues his or her employment or other association with the Company or one of its Affiliates from the Date of Grant until any such applicable vesting date.  For purposes of this Agreement, the term “Vesting Date” shall mean a date on which any or all of the Stock Units vest in accordance with the provisions of this Section 4.

c)The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units.  If the foregoing schedule would produce fractional Stock Units, the number of Stock Units that vest shall be rounded down to the nearest whole Stock Unit and the fractional Stock Units will be accumulated so that the resulting whole Stock Units will be included in the number of Stock Units that become vested on the last Vesting Date.
d)Except as otherwise provided in a written employment agreement or severance agreement entered into by and between the Participant and the Company or an Affiliate thereof, in the event of a Change of Control before all of the Stock Units vest in accordance with Section 4(a) above, the applicable provisions of the Plan shall apply to the Stock Units, and the Committee may take such actions as it deems appropriate pursuant to the Plan.
e)Those Stock Units that vest pursuant to this Section 4 or pursuant to any action taken by the Committee pursuant to the Plan shall become free from the Risk of Forfeiture pursuant to Section 5 below.
5.Termination of Stock Units.  If the Participant ceases employment or other association with the Company and its Affiliates for any reason before all of the Stock Units vest, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or other association.  No settlement or payment shall be made with respect to any unvested Stock Units that terminate as described in this Section 4.
6.Settlement of Stock Units and Tax Withholding.
a)If a Stock Unit vests in accordance with the provisions of Section 4 above, then, subject to the provisions of this Section 6(a) and Sections 6(b), 6(c) and 13 below, the Company shall issue to the Participant one share of Stock for such vested Stock Unit, or an amount of cash based on the value of a share of Stock for each vested Stock Unit, or a combination of the foregoing, as determined by the Committee, subject to applicable tax withholding obligations, as soon as reasonably practicable after the Vesting Date applicable to such vested Stock Unit.  Notwithstanding anything express or implied in the foregoing provisions of this Section 6(a) to the contrary, in no event shall settlement of a vested Stock Unit occur later than the fifteenth day of the third calendar month following the calendar year in which the Vesting Date applicable to such vested Stock Unit occurs, and in no event shall Participant be permitted, directly or indirectly, to designate the calendar year of payment.
b)All obligations of the Company under this Agreement shall be subject to the right of the Company as set forth in the Plan to collect applicable federal, state, local, foreign or other withholding taxes if, when, and to the extent required by law prior to the issuance of shares of Stock or payment in cash.  The Company shall satisfy any applicable withholding requirement with respect to the issuance of shares of Stock from proceeds of a same day or next-day sale of a portion of the shares of Stock effected by the Company’s designated broker; the Participant’s acceptance of the Stock Units shall constitute the Participant’s authorization to the broker to effect such sale.  In the event payment is to be made in a form other than shares of Stock, then the Company shall collect from the Participant the applicable withholding taxes pursuant to such procedures as the Company deems appropriate under the circumstances.

c)The obligation of the Company to deliver Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of any shares of Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of such shares, such shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.  The issuance of shares of Stock, if any, to the Participant pursuant to this Agreement is subject to any applicable laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.
7.No Stockholder Rights.  Neither the Participant, nor any person entitled to receive Stock Units in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Stock, including voting or dividend rights, until such shares of Stock have been issued upon settlement of Stock Units.  The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units.
8.Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and settlement of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
9.No Employment or Other Rights.  The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company or any Affiliate and shall not interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or other association with the Company and its Affiliates.  The right of the Company and any Affiliate to terminate at will the Participant’s employment or other association at any time for any reason is specifically reserved.
10.Assignment and Transfers.  The Stock Units are not transferable, and shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  This Agreement may be assigned by the Company without the Participant’s consent.
11.Governing Law; Counterparts.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.  This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.  In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

12.Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company, at the Company’s principal place of business, addressed to the attention of the Company’s Treasurer, and any notice to the Participant shall be addressed to such Participant at his or her residence address last filed with the Company.  Any notice shall be delivered in accordance with Section 18 of the Plan.
13.Application of Section 409A of the Code.  This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code.  Notwithstanding the foregoing, if any Stock Units constitute “deferred compensation” under Section 409A of the Code and such Stock Units become vested upon the Participant’s termination of employment (or other association), settlement of such vested Stock Units shall be delayed for a period of six (6) months after the Participant’s termination of employment (or other association) if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code.  If settlement of any Stock Units is delayed in accordance with the foregoing provisions of this Section 13, such Stock Units shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment (or other association).  To the extent subject to Section 409A of the Code, settlement of the Stock Units may only be made in a manner and upon an event permitted by Section 409A of the Code, and each settlement of the Stock Units shall be treated as a separate payment, and the right to a series of installment payments under the Stock Units shall be treated as a right to a series of separate payments.  In no event shall the Participant, directly or indirectly, designate the calendar year of payment.  The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.  Notwithstanding the previous sentence, the Company may also amend the Plan or this Agreement or revoke the Stock Units to the extent permitted by the Plan.

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In Witness Whereof, the parties have executed this Agreement as of the date first above written.

RHYTHM PHARMACEUTICALS, INC.	FIRST_NAME LAST_NAME
By: Signature Title:	Signature of Participant :
Participant’s Address:
ADDRESS_LINE_1 ADDRESS_LINE_2 CITY, STATE ZIPCODE

[Signature Page to Rhythm Pharmaceuticals, Inc. Restricted Stock Unit Agreement]